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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 18, 2007

                                -----------------

                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------

             (Exact Name of Registrant as Specified in its Charter)

                                -----------------


         DELAWARE                  File No. 1-8989             13-3286161
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                    Identification Number)


                  383 Madison Avenue, New York, New York 10179
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 272-2000


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i) At the Annual Meeting of Stockholders held on April 18, 2007, the stockholders of The Bear Stearns Companies, Inc. (the "Company") approved amendments (the "Amendments") to certain of the Company's equity compensation plans, which Amendments had previously been approved by the Company's Board of Directors. The Amendments are summarized below.

      The Company's Stock Award Plan was amended to increase the number of authorized shares of Common Stock available for the grant of options under the Stock Award Plan from 40,000,000 shares to 45,000,000 shares (subject to adjustment as provided in the Plan).

      The Company's Restricted Stock Unit Plan (the "RSU Plan") was amended to:
(i) increase the number of authorized shares of Common Stock available for issuance or delivery in connection with awards of Restricted Stock Units ("RSUs") under the RSU Plan from 15,000,000 to 25,000,000 (subject to adjustment as provided in the Plan) and (ii) provide that participants in the RSU Plan will have the right to give voting and tender instructions with respect to any shares of the Company's common stock that may be deposited by the Company in trust to satisfy obligations under the RSU Plan and that such shares may be delivered to participants in settlement of RSUs.

      The Company's Capital Accumulation Plan for Senior Managing Directors (the "CAP Plan") Plan was amended to: (i) modify the definition of "Income Per Share" to address the effect of transactions by unconsolidated subsidiaries on the Company's pre-tax income, and (ii) provide participants with the right to give voting and tender instructions with respect to any shares of the Company's common stock, including prior to vesting, that that may be deposited by the Company in trust to satisfy obligations under the CAP Plan.

      Copies of the Amendments are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. Additional information about the Amendments can also be found in the Company's definitive proxy statement on Schedule 14A for the Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on March 27, 2007 (the "Proxy Statement").

(ii) At the Annual Meeting of Stockholders held on April 18, 2007, the Company's stockholders also approved the 2007 Performance Compensation Plan (the "Plan"). Beginning with fiscal year 2007, the Plan replaces the Company's Performance Compensation Plan that was originally adopted in 1996 and will remain in effect for a term of five years. The Compensation Committee will designate which of the Company's Senior Managing Directors, including executive officers, will participate in the Plan within 90 days after the beginning of each fiscal year. Under the terms of the Plan, each of the participants will receive a base salary of $250,000 per annum and receive an annual bonus which will be based on the individual participant's share of one or more performance-based bonus pools. The formula for calculating the annual bonus pools shall be based upon one or more of the following criteria: (a) pre-tax or after-tax return on equity; (b) earnings per share; (c) pre-tax or after-tax net income; (d) business unit or

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departmental pre-tax or after-tax income; (e) firm revenue growth; (f)
departmental revenue growth; (g) book value per share; (h) market price per share; (i) relative performance to peer group companies; (j) expense management; and (k) total return to stockholders.

      A copy of the Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference. Additional information about the Plan can also be found in the Proxy Statement.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

 Exhibit No.     Description
 -----------     -----------

     10.1        Amendment to the Stock Award Plan.

     10.2        Amendments to the Restricted Stock Unit Plan.

     10.3 Amendments to the Capital Accumulation Plan for Senior Managing Directors.

     10.4        2007 Performance Compensation Plan.

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                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     THE BEAR STEARNS COMPANIES INC.

                                     By:    /s/ Jeffrey M. Farber
                                         -----------------------------------
                                         Name:  Jeffrey M. Farber
                                         Title: Senior Vice President-Finance
                                                and Controller (Principal
                                                Accounting Officer)



Dated:   April 24, 2007
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                                  EXHIBIT INDEX



                                                                   Paper (P) or
 Exhibit No.                    Description                       Electronic (E)
------------    ---------------------------------------------     --------------
     10.1       Amendment to the Stock Award Plan.                      E

     10.2       Amendments to the Restricted Stock Unit Plan.           E

     10.3       Amendments to the Capital Accumulation Plan             E
                for Senior Managing Directors.

     10.4       2007 Performance Compensation Plan.                     E